UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2026

BROWNIE’S MARINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	333-99393	90-0226181
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

4061 SW 47th Avenue, Davie, Florida	33314
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (954) 462-5570

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On July 16, 2026, the board of directors (the “Board”) of Brownie’s Marine Group, Inc., a Florida corporation (the “Company”), appointed Mikkel Pitzner, age 58, to serve as a member of the Board, effective on such date. Mr. Pitzner will be paid $4,500 each quarter in common stock of the Company for such Board service.

There is no arrangement or understanding between Mr. Pitzner and any other person pursuant to which he was selected as a director, and there is no family relationship between Mr. Pitzner and any of the Company’s other directors or executive officers.

There are no transactions between Mr. Pitzner and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWNIE’S MARINE GROUP, INC.

Date: July 24, 2026	By:	/s/ Robert Carmichael
Robert Carmichael
Chief Executive Officer